American High-Income Trust
March 31, 2018
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$315,021
Class B	$-
Class C	$17,098
Class T*	$-
Class F-1	$15,846
Class F-2	$29,955
Class F-3	$10,929
Total	$388,849
Class 529-A	$9,055
Class 529-B	$-
Class 529-C	$1,951
Class 529-E	$447
Class 529-T*	$-
Class 529-F-1	$799
Class R-1	$268
Class R-2	$3,837
Class R-2E	$154
Class R-3	$4,879
Class R-4	$4,217
Class R-5	$2,398
Class R-5E	$27
Class R-6	$54,664
Total	$82,696
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.2896
Class B	$-
Class C	$0.2483
Class T	$0.3017
Class F-1	$0.2871
Class F-2	$0.3012
Class F-3	$0.3065
Class 529-A	$0.2856
Class 529-B	$-
Class 529-C	$0.2458
Class 529-E	$0.2755
Class 529-T	$0.2989
Class 529-F-1	$0.2974
Class R-1	$0.2484
Class R-2	$0.2493
Class R-2E	$0.2644
Class R-3	$0.2727
Class R-4	$0.2887
Class R-5E	$0.3008
Class R-5	$0.3043
Class R-6	$0.3073
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,064,386
Class B	-
Class C	65,440
Class T	1
Class F-1	49,405
Class F-2	93,956
Class F-3	37,450
Total	1,310,638
Class 529-A	32,466
Class 529-B	-
Class 529-C	6,867
Class 529-E	1,594
Class 529-T	1
Class 529-F-1	2,732
Class R-1	1,025
Class R-2	15,137
Class R-2E	633
Class R-3	17,983
Class R-4	14,211
Class R-5	7,836
Class R-5E	158
Class R-6	177,050
Total	277,693
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.19
Class B	$-
Class C	$10.19
Class T	$10.19
Class F-1	$10.19
Class F-2	$10.19
Class F-3	$10.19
Class 529-A	$10.19
Class 529-B	$-
Class 529-C	$10.19
Class 529-E	$10.19
Class 529-T	$10.19
Class 529-F-1	$10.19
Class R-1	$10.19
Class R-2	$10.19
Class R-2E	$10.19
Class R-3	$10.19
Class R-4	$10.19
Class R-5E	$10.19
Class R-5	$10.19
Class R-6	$10.19
* Amount less than one thousand